Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Edwin C. Summers and Herbert K. Parker, and each of them, the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign on his or her behalf as a director or officer or both, as the case may be, of Harman International Industries, Incorporated (the “Corporation”) a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering under the Securities Act the Corporation’s 1.25% Convertible Senior Notes due 2012 and shares of the Corporation’s common stock, par value $0.01 per share, and to sign any or all amendments and any or all post-effective amendments to such Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney or attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Dinesh C. Paliwal
Dinesh C. Paliwal

/s/ Herbert K. Parker
Herbert K. Parker

/s/ Jennifer Peter
Jennifer Peter

/s/ Sidney Harman
Sidney Harman

Brian F. Carroll

Harald Einsmann

Shirley Mount Hufstedler

/s/ Ann McLaughlin Korologos
Ann McLaughlin Korologos

Edward H. Meyer

/s/ Kenneth M. Reiss
Kenneth M. Reiss

/s/ Gary Steel
Gary Steel
Dated as of October 22, 2008